Exhibit 99.1

EV Energy Partners Announces Second Quarter 2014 Results, Updated Guidance and
Hedge Positions and Agreement to Sell Certain Eagle Ford Formation Rights

HOUSTON, TX, August 11, 2014 /PRNewswire/ -- EV Energy Partners, L.P. (NASDAQ: EVEP) announced results for the second quarter 2014 and filed its Form 10-Q with the Securities and Exchange Commission. EVEP also provided an update on midstream guidance for the remainder of 2014, an update on its commodity hedge positions, and an agreement to sell certain Eagle Ford formation rights.

Agreement to Sell Eagle Ford Formation Rights

EVEP announced that it, along with certain institutional partnerships managed by EnerVest, Ltd., has signed an agreement to sell certain deep rights in the Eagle Ford formation in Burleson, Brazos and Grimes Counties to an undisclosed buyer for net proceeds to EVEP of $30 million ($218 million for all EnerVest-affiliated entities combined). EVEP and EnerVest institutional partnerships will retain all non-Eagle Ford formation rights, including the Austin Chalk formation and corresponding production. The transaction is expected to close by October 15th and is subject to customary closing conditions and purchase price adjustments.

Mark Houser, President and CEO said, “With the development of the East Texas Eagle Ford under our Austin Chalk acreage and the rapid build-up of drilling rigs and capital requirements, we decided to capitalize on the opportunity and have entered into an agreement to sell our Eagle Ford formation rights in three of the counties where there has been significant activity to date. We plan to redeploy the proceeds in acquiring longer-life, high PDP content reserves. Our remaining position in Lee, Fayette and Washington Counties will be retained until more drilling activity has occurred to assess the potential in these counties.”

Second Quarter 2014 Results

Adjusted EBITDAX for the second quarter of 2014 was $54.4 million, a 3 percent increase over the second quarter of 2013, and a 3 percent decrease from the first quarter of 2014. Distributable Cash Flow for the second quarter of 2014 was $26.4 million, a 1 percent increase over the second quarter of 2013 and an 8 percent decrease from the first quarter of 2014. Adjusted EBITDAX and Distributable Cash Flow are Non-GAAP financial measures and are described in the attached table under “Non-GAAP Measures.” The quarter over quarter decrease in adjusted EBITDAX and distributable cash flow is primarily attributable to lower realized NGL and natural gas prices, partially offset by an increase in midstream EBITDAX and a decrease in cash general and administrative expenses.

Production for the second quarter of 2014 was 11.0 Bcf of natural gas, 255 MBbls of oil and 571 MBbls of natural gas liquids, or 174.9 MMcfe/day. This represents a 2 percent increase over second quarter 2013 production of 172.3 MMcfe/day and flat to first quarter 2014 production of 174.7 MMcfe/day.

EVEP reported a net loss of $9.0 million, or $(0.19) per basic and diluted weighted average limited partner unit outstanding, for the second quarter of 2014.

Included in net loss were the following items:

•	$12.4 million of non-cash losses on commodity and interest rate derivatives,
•	$6.6 million of non-cash costs contained in general and administrative expenses,
•	$1.1 million of non-cash leasehold impairment charges, and
•	$1.7 million of dry hole and exploration costs.

For the first quarter of 2014, EVEP reported a net loss of $6.3 million, or $(0.14) per basic and diluted weighted average limited partner unit outstanding. For the second quarter of 2013, EVEP reported a net income of $32.9 million, or $0.74 per basic and diluted weighted average limited partner unit outstanding.

Updated Midstream Guidance

Due to the timing of connection of volumes into the Cardinal Gas Services gathering system and the related throughput volumes into the Utica East Ohio processing and fractionation facilities, we are adjusting third and fourth quarter guidance ranges for Utica Shale midstream and overriding royalty interest EBITDAX as follows:

($ in Millions)

3Q 2014        $7 – $10

4Q 2014        $9 – $12

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available in the second quarter 2014 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP website at http://www.evenergypartners.com.

Conference Call

As announced on July 31, 2014, EV Energy Partners, L.P. will host an investor conference call on August 11, 2014, at 9 a.m. Eastern Time (8 a.m. Central). Investors interested in participating in the call may dial 1-888-778-9069 (quote conference ID 3368805) at least 5 minutes prior to the start time, or may listen live over the Internet through the Investor Relations section of the EVEP website at http://ir.evenergypartners.com/events.cfm.

EV Energy Partners, L.P. is a master limited partnership engaged in acquiring, producing and developing oil and natural gas properties. More information about EVEP is available on the Internet at http://www.evenergypartners.com.

(code #: EVEP/G)

This press release may include statements that are not historical facts which are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include information about the sale of our Utica Shale and Eagle Ford assets, our midstream investments and expansion plans, future plans, our reserve quantities and the present value of our reserves, estimates of maintenance capital and other statements which include words such as "anticipates," "plans," "projects," "expects," "intends," "believes," "should," and similar expressions of forward-looking information. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of EV Energy Partners, L.P. Actual results may differ materially from those contained in the press release. Such risks and uncertainties include, but are not limited to, changes in commodity prices, changes in reserve estimates, requirements and actions of purchasers of properties (including the Utica Shale and Eagle Ford assets), changes in the metrics and procedures used to value midstream assets, exploration and development activities in the Utica Shale and elsewhere, the availability and cost of financing, the returns on our capital investments and acquisition strategies, the availability of sufficient cash flow to pay distributions and execute our business plan and general economic conditions. Additional information on risks and uncertainties that could affect our business prospects and performance are provided in the most recent reports of EV Energy Partners with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Production data:
Oil (MBbls)	255	245	520	508
Natural gas liquids (MBbls)	571	526	1,121	1,029
Natural gas (MMcf)	10,962	11,057	21,798	21,324
Net production (MMcfe)	15,920	15,683	31,645	30,547
Average sales price per unit: (1)
Oil (Bbl)	$98.84	$92.56	$96.48	$93.03
Natural gas liquids (Bbl)	30.36	28.83	31.89	29.59
Natural gas (Mcf)	4.16	3.84	4.42	3.53
Mcfe	5.54	5.12	5.76	5.01
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.64	$1.67	$1.63	$1.71
Production taxes	0.19	0.19	0.20	0.19
Total	1.83	1.86	1.83	1.90

Asset retirement obligations accretion expense	0.08	0.08	0.08	0.08
Depreciation, depletion and amortization	1.57	1.76	1.62	1.92
General and administrative expenses	0.80	0.58	0.79	0.71

(1) Prior to ($4.5) million and $5.8 million of net hedge (losses) gains and settlements on commodity derivatives for the three months ended June 30, 2014 and June 30, 2013, respectively and ($9.8) and $18.1 for the six months ended June 30, 2014 and June 30, 2013, respectively.

Condensed Consolidated Balance Sheets
(In $ thousands, except number of units)
(Unaudited)
	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$18,665	$11,698
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	45,760	37,661
Related party	8,681	2,873
Other	182	1,111
Derivative asset	6,015	13,543
Other current assets	4,908	6,916
Assets held for sale	-	8,012
Total current assets	84,211	81,814

Oil and natural gas properties, net of accumulated
depreciation, depletion and amortization; June 30,
2014, $620,939; December 31, 2013, $569,770	1,826,003	1,829,062
Other property, net of accumulated depreciation
and amortization; June 30, 2014, $837;
December 31, 2013, $754	1,183	1,259
Long–term derivative asset	11,494	29,088
Investments in unconsolidated affiliates	343,198	254,978
Other assets	6,736	8,782
Total assets	$2,272,825	$2,204,983

LIABILITIES AND OWNERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$47,603	$46,876
Derivative liability	6,486	3,348
Liabilities related to assets held for sale	-	2,155
Total current liabilities	54,089	52,379

Asset retirement obligations	102,037	99,133
Long–term debt	1,124,342	980,297
Long–term derivative liability	997	-
Other long–term liabilities	908	1,241

Commitments and contingencies

Owners’ equity:
Common unitholders - 48,572,019 units and
48,349,080 units issued and outstanding as of
June 30, 2014 and December 31, 2013,
respectively	1,003,696	1,083,718
General partner interest	(13,244)	(11,785)
Total owners' equity	990,452	1,071,933
Total liabilities and owners' equity	$2,272,825	$2,204,983

Condensed Consolidated Statements of Operations
(In $ thousands, except per unit data)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Oil, natural gas and natural gas liquids revenues	$88,125	$80,332	$182,199	$153,001
Transportation and marketing–related revenues	1,235	1,270	2,500	2,303
Total revenues	89,360	81,602	184,699	155,304

Operating costs and expenses:
Lease operating expenses	26,028	26,217	51,423	52,311
Cost of purchased natural gas	942	951	1,912	1,694
Dry hole and exploration costs	1,653	902	1,971	1,319
Production taxes	2,957	2,924	6,480	5,840
Asset retirement obligations accretion expense	1,203	1,205	2,390	2,559
Depreciation, depletion and amortization	25,026	27,670	51,238	58,503
General and administrative expenses	12,749	9,121	25,047	21,743
Impairment of oil and natural gas properties	1,069	2,829	1,321	7,998
Gain on sales of oil and natural gas properties	-	-	(1,484)	-
Total operating costs and expenses	71,627	71,819	140,298	151,967

Operating income	17,733	9,783	44,401	3,337

Other (expense) income, net:
(Loss) gain on derivatives, net	(17,817)	34,747	(40,812)	7,233
Interest expense	(12,445)	(11,604)	(24,517)	(24,433)
Other income, net	87	55	141	242
Total other (expense) income, net	(30,175)	23,198	(65,188)	(16,958)

(Loss) income before income taxes and equity in income of unconsolidated affiliates	(12,442)	32,981	(20,787)	(13,621)
Income taxes	78	(216)	333	(393)
(Loss) income before equity in income of unconsolidated affiliates	(12,364)	32,765	(20,454)	(14,014)
Equity in income of unconsolidated affiliates	3,341	89	5,178	287
Net (loss) income	$(9,023)	$32,854	$(15,276)	$(13,727)

Net (loss) income per limited partner unit:
Basic	$(0.19)	$0.74	$(0.33)	$(0.34)
Diluted	$(0.19)	$0.74	$(0.33)	$(0.34)
Weighted average limited partner units outstanding:
Basic	48,572	42,599	48,555	42,578
Diluted	48,572	42,659	48,555	42,578

Distributions declared per unit	$0.773	$0.769	$1.545	$1.537

Condensed Consolidated Statements of Cash Flows
(In $ thousands)
(Unaudited)	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(15,276)	$(13,727)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Asset retirement obligations accretion expense	2,390	2,559
Depreciation, depletion and amortization	51,238	58,503
Equity–based compensation cost	11,058	8,783
Impairment of oil and natural gas properties	1,321	7,998
Gain on sales of oil and natural gas properties	(1,484)	-
Loss (gain) on derivatives, net	40,812	(7,233)
Cash settlements of matured derivative contracts	(11,555)	16,388
Equity in income of unconsolidated affiliates	(5,178)	(287)
Distributions from unconsolidated affiliates	112	62
Other	1,398	1,411
Changes in operating assets and liabilities:
Accounts receivable	(12,978)	(5,044)
Other current assets	(813)	(2,300)
Accounts payable and accrued liabilities	2,478	3,494
Other, net	(243)	(200)
Net cash flows provided by operating activities	63,280	70,407

Cash flows from investing activities:
Final settlement of purchase price of oil and natural gas properties	-	7,998
Additions to oil and natural gas properties	(44,865)	(51,808)
Prepaid drilling costs	(2,346)	-
Proceeds from sale of oil and natural gas properties	7,315	-
Investments in unconsolidated affiliates	(83,188)	(118,446)
Distributions from unconsolidated affiliates	34	27
Net cash flows used in investing activities	(123,050)	(162,229)

Cash flows from financing activities:
Long-term debt borrowings	144,000	160,000
Contributions from general partner	154	334
Distributions paid	(77,412)	(67,721)
Other	(5)	-
Net cash flows provided by financing activities	66,737	92,613

Increase in cash and cash equivalents	6,967	791
Cash and cash equivalents – beginning of period	11,698	7,486
Cash and cash equivalents – end of period	$18,665	$8,277

Non-GAAP Measures

We define Adjusted EBITDAX as net (loss) income plus equity in income of unconsolidated affiliates, EBITDAX of unconsolidated affiliates, income taxes, interest expense, net, cash settlements of matured interest rate swaps, depreciation, depletion and amortization, asset retirement obligations accretion expense, loss (gain) on derivatives, net, cash settlements of matured derivative contracts, non-cash equity compensation expense, impairment of oil and natural gas properties, non-cash inventory write down expense, dry hole and exploration costs, and gain on sales of oil and natural gas properties. Distributable Cash Flow is defined as Adjusted EBITDAX less cash income taxes, cash interest expense, net, realized losses on interest rate swaps, and estimated maintenance capital expenditures.

Adjusted EBITDAX and Distributable Cash Flow are used by our management to provide additional information and statistics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. We believe these financial measures may indicate to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDAX and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDAX and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX and Distributable Cash Flow exclude some, but not all, items that affect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDAX and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net (Loss) Income to Adjusted EBITDAX and Distributable Cash Flow
(In $ thousands)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net (loss) income	$(9,023)	$32,854	$(15,276)	$(13,727)

Add:
Equity in income of unconsolidated affiliates	(3,341)	(89)	(5,178)	(287)
EBITDAX of unconsolidated affiliates	5,565	245	9,199	517
Income taxes	(78)	216	(333)	393
Interest expense, net	12,445	11,603	24,517	24,431
Cash settlements of matured interest rate swaps	880	867	1,757	1,732
Depreciation, depletion and amortization	25,026	27,670	51,238	58,503
Asset retirement obligations accretion expense	1,203	1,205	2,390	2,559
Loss (gain) on derivatives, net	17,817	(34,747)	40,812	(7,233)
Cash settlements of matured derivative contracts	(5,397)	4,949	(11,555)	16,388
Non-cash equity compensation expense	6,555	4,297	11,058	8,783
Impairment of oil and natural gas properties	1,069	2,829	1,321	7,998
Non-cash inventory write down expense	(0)	-	53	-
Dry hole and exploration costs	1,653	902	1,971	1,319
Gain on sales of oil and natural gas properties	-	-	(1,484)	-
Adjusted EBITDAX	$54,373	$52,801	$110,490	$101,375

Less:
Cash income taxes	(27)	(20)	1	24
Cash interest expense, net	11,839	11,001	23,306	23,227
Realized losses on interest rate swaps	880	867	1,757	1,732
Estimated maintenance capital expenditures (1)	15,272	14,741	30,448	28,321
Distributable Cash Flow	$26,409	$26,212	$54,978	$48,071

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

Summary of New Hedge Positions (since May 12, 2014)

Period	Index	Swap Volume	Swap Price

Crude		(MmmBtus/Mbbls)
2015	WTI	182.5	$94.59
2016	WTI	366.0	$90.14

Hedge Summary Table (as of August 8, 2014)
		Swap	Swap
Period	Index	Volume	Price

Natural Gas		(MmmBtus/Mbbls)
3Q 2014	NYMEX	10,009.6	$4.70
4Q 2014	NYMEX	10,009.6	$4.66

2015	NYMEX	36,317.5	$4.94

2016	NYMEX	10,980.0	$4.17

Crude
3Q 2014	WTI	380.3	$91.50
4Q 2014	WTI	377.2	$93.73

2015	WTI	1,277.5	$90.28
2016	WTI	366.0	$90.14

Interest Rate Swap Agreements		Notional Amount	Fixed Rate
		(in $ mill)
July 2014 - July 2015		110.0	3.315%

EV Energy Partners, L.P., Houston

Michael E. Mercer

713-651-1144

http://www.evenergypartners.com